Exhibit 99.1

Marketing Technology Software Company

Bridgeline Announces Financial Results for the Third Quarter of Fiscal 2021

Revenue Increases by 31% with Strong Revenue Expected Next Quarter

Strong Cash Position Enables Additional Investment in Sales & Marketing

Woburn, Mass., August 16, 2021 - Bridgeline Digital, Inc. (NASDAQ: BLIN), a provider of cloud-based Marketing Technology software, today announced financial results for its fiscal third quarter ended June 30, 2021.

“Bridgeline posted 31% topline growth this quarter and expects license and subscription revenue to grow by double digits next quarter,” said Ari Kahn, Bridgeline’s President, and Chief Executive Officer. Mr. Kahn continued, “We won more license sales in our third quarter than ever before in the company’s history, plus Bridgeline has approximately $10M in cash, which will accelerate sales and marketing investments for even stronger quarters to come.”

Third quarter Summary:

●

Total revenue, which is comprised of Licenses and Services revenue, was $3.4 million for the quarter ended June 30, 2021 as compared to $2.6 million for the same period in 2020. Subscription and licenses revenue grew by 37% and Services revenue by 15%.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue increased 37% to $2.6 million for the quarter ended June 30, 2021, from $1.9 million for the same period in 2020. As a percentage of total revenue, Subscription and licenses revenue increased 3% to 76% of total revenue for the quarter ended June 30, 2021, compared to 73% for the same period in 2020.

●

Services revenue increased 15% or $108,000 to $821,000 for the quarter ended June 30, 2021 as compared to $713,000 for the same period in 2020. As a percentage of total revenue, Services revenue accounted for 24% of total revenue for the quarter ended June 30, 2021, compared to 27% for the same period in 2020.

●

Gross profit increased 45% or $699,000 to $2.3 million for the quarter ended June 30, 2021 as compared to $1.6 million for the same period in 2020. Cost of revenue increased 11% or $114,000 to $1.2 million for the quarter ended June 30, 2021 compared to $1.1 million for the same period in 2020. Gross margin percentage increased to 65% for the quarter ended June 30, 2021, compared to 59% for the same period in 2020. Subscription and licenses gross margin percentage were 72% for three months ended June 30, 2021 as compared to 64% for the same period in 2020.  Services gross margin percentage were consistent at 45% for the three months ended June 30, 2021 and 2020.

●

Operating expenses increased $1.5 million to $2.9 million for the quarter ended June 30, 2021 from $1.4 million for the same period in 2020. Included within the quarterly totals as of June 30, 2021 are additional investment in sales and marketing, and acquisition related costs associated with the integration of both Woorank and Hawksearch.

●	Operating loss for the quarter ended June 30, 2021 is $615,000 as compared to $150,000 profit for the same period in 2020.

●

Net loss applicable to common shareholders for the quarter ended June 30, 2021 is $3.6 million, compared to $1.7 million for the same period in 2020. For the quarter ended June 30, 2021, the warrant liability revaluation which considers the overall fluctuation in our closing market share price as of June 30, 2021 of $4.30 from the previous quarter’s closing market share price of $2.89, resulted in a $4.1 million non-cash derivative loss attributable to the change in the fair value of the warrant liabilities. For the three months ended June 30, 2020, the net loss attributable to the change in fair value of certain derivative warrant liabilities was $1.8 million, respectively.

Year to Date Summary:

●

Total revenue, which is comprised of Licenses and Services revenue, increased to $9.2 million for the nine months ended June 30, 2021 as compared to $8.2 million for the same period in 2020. Subscription and licenses revenue grew by 20% and Services revenue decreased by 6%.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue increased 20% to $6.6 million for the nine months ended June 30, 2021 from $5.5 million for the same period in 2020. As a percentage of total revenue, Subscription and licenses revenue increased 5% to 72% of total revenue for the nine months ended June 30, 2021, compared to 67% for the same period in 2020.

●

Services revenue decreased 6% or $165,000 to $2.5 million for the nine months ended June 30, 2021 as compared to $2.7 million for the same period in 2020. As a percentage of total revenue, Services revenue accounted for 28% of total revenue for the nine months ended June 30, 2021, compared to 33% for the same period in 2020.

●

Gross profit increased 30% or $1.4 million to $5.9 million for the nine months ended June 30, 2021 as compared to $4.5 million for the same period in 2020. Cost of revenue decreased 11% or $406,000 to $3.2 million for the nine months ended June 30, 2021 compared to $3.6 million for the same period in 2020. Gross margin percentage increased to 65% for the nine months ended June 30, 2021, compared to 56% for the same period in 2020. Subscription and licenses gross margin percentage were 71% for the nine months ended June 30, 2021 as compared to 60% for the same period in 2020. Services gross margin percentage were 49% for the nine months ended June 30, 2021 as compared to 47% for the same period in 2020.

●

Operating expenses increased 2% or $114,000 to $6.5 million for the nine months ended June 30, 2021 from $6.4 million for the same period in 2020. Included within the nine month totals as of June 30, 2021 are additional investment in sales and marketing, and acquisition related costs associated with the integration of both Woorank and Hawksearch.

●	Operating loss for the nine months ended June 30, 2021 is $563,000 as compared to $1.8 million for the same period in 2020.

●

Net loss applicable to common shareholders for the nine months ended June 30, 2021 is $5.3 million, compared to $3.2 million for the same period in 2020. For the nine months ended June 30, 2021, the warrant liability revaluation which considers the overall fluctuation in our closing market share price as of June 30, resulted in a cumulative $6 million non-cash derivative loss attributable to the change in the fair value of the warrant liabilities offset by the government grant income of $88,000 related to the forgiveness of the PPP loan. For the nine months ended June 30, 2021, the net gain attributable to the change in fair value of certain derivative warrant liabilities was $1.1 million offset by the deemed dividend on amendment of Series A convertible preferred stock of $2.4 million, respectively.

Financial Results

Third quarter

Total revenue, which is comprised of Licenses and Services revenue, was $3.4 million for the quarter ended June 30, 2021 as compared to $2.6 million for the same period in 2020. Subscription and licenses revenue grew by 37% and Services revenue by 15%. Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue increased 37% to $2.6 million for the quarter ended June 30, 2021, from $1.9 million for the same period in 2020. As a percentage of total revenue, licenses revenue increased 3% to 76% of total revenue for the quarter ended June 30, 2021, compared to 73% for the same period in 2020. Services revenue increase 15% or $108,000 to $821,000 for the quarter ended June 30, 2021 as compared to $713,000 for the same period in 2020. As a percentage of total revenue, Services revenue accounted for 24% of total revenue for the quarter ended June 30, 2021, compared to 27% for the same period in 2020.

Gross profit increased 45% or $699,000 to $2.3 million for the quarter ended June 30, 2021 as compared to $1.6 million for the same period in 2020. Cost of revenue increased 11% or $114,000 to $1.2 million for the quarter ended June 30, 2021 compared to $1.1 million for the same period in 2020. Gross margin percentage increased to 65% for the quarter ended June 30, 2021, compared to 59% for the same period in 2020. Subscription and licenses gross margin percentage were 72% for three months ended June 30, 2021 as compared to 64% for the same period in 2020. Services gross margin percentage were consistent at 45% for the three months ended June 30, 2021 and 2020.

Operating expenses increased $1.5 million to $2.9 million for the quarter ended June 30, 2021 from $1.4 million for the same period in 2020. Included within the quarterly totals as of June 30, 2021 are additional investment in sales and marketing, and acquisition related costs associated with the integration of Hawksearch.

Operating loss for the quarter ended June 30, 2021 is $615,000 as compared to $150,000 profit for the same period in 2020. Net loss applicable to common shareholders for the quarter ended June 30, 2021 is $3.6 million, compared to $1.7 million for the same period in 2020. For the quarter ended June 30, 2021, the warrant liability revaluation which considers the overall fluctuation in our closing market share price as of June 30, 2021 of $4.30 from the previous quarter’s closing market share price of $2.89, resulted in a $4.1 million non-cash derivative loss attributable to the change in the fair value of the warrant liabilities. For the three months ended June 30, 2020, the net loss attributable to the change in fair value of certain derivative warrant liabilities was $1.8 million, respectively.

Adjusted EBITDA gain for the quarter ended June 30, 2021 is $302,000 or $0.05 per diluted share, compared to $428,000 or $0.11 per diluted share for the same period in 2020.

Year to Date

Total revenue, which is comprised of Licenses and Services revenue, increased to $9.2 million for the nine months ended June 30, 2021 as compared to $8.2 million for the same period in 2020. Subscription and licenses revenue grew by 20% and Services revenue decreased by 6%. Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue increased 20% to $6.6 million for the nine months ended June 30, 2021 from $5.5 million for the same period in 2020. As a percentage of total revenue, Subscription and licenses revenue increased 5% to 72% of total revenue for the nine months ended June 30, 2021, compared to 67% for the same period in 2020. Services revenue decreased 6% or $165,000 to $2.5 million for the nine months ended June 30, 2021 as compared to $2.7 million for the same period in 2020. As a percentage of total revenue, Services revenue accounted for 28% of total revenue for the nine months ended June 30, 2021, compared to 33% for the same period in 2020.

Gross profit increased 30% or $1.4 mill to $5.9 million for the nine months ended June 30, 2021 as compared to $4.5 million for the same period in 2020. Cost of revenue decreased 11% or $406,000 to $3.2 million for the nine months ended June 30, 2021 compared to $3.6 million for the same period in 2020. This decrease is attributable to a reduction within our fixed costs to operate our cloud-based hosting model and variable internal support costs. Gross margin percentage increased to 65% for the nine months ended June 30, 2021, compared to 56% for the same period in 2020. Subscription and licenses gross margin percentage were 71% for the nine months ended June 30, 2021 as compared to 60% for the same period in 2020. Services gross margin percentage were 49% for the nine months ended June 30, 2021 as compared to 47% for the same period in 2020.

Operating expenses increased $114,000 to $6.5 million for the nine months ended June 30, 2021 from $6.4 million for the same period in 2020. Included within the nine month totals as of June 30, 2021 are additional investment in sales and marketing, and acquisition related costs associated with the integration of both Woorank and Hawksearch.

Operating loss for the nine months ended June 30, 2021 is $563,000 as compared $1.8 million for the same period in 2020.

Net loss applicable to common shareholders for the nine months ended June 30, 2021 is $5.3 million, compared to $3.2 million for the same period in 2020. For the nine months ended June 30, 2021, the warrant liability revaluation which considers the overall fluctuation in our closing market share price as of June 30, resulted in a cumulative $6 million non-cash derivative loss attributable to the change in the fair value of the warrant liabilities offset by the government grant income of $88,000 related to the forgiveness of the PPP loan. For the nine months ended June 30, 2021, the net gain attributable to the change in fair value of certain derivative warrant liabilities was $1.1 million offset by the deemed dividend on amendment of Series A convertible preferred stock of $2.4 million, respectively.

Adjusted EBITDA gain for the nine months ended June 30, 2021 is $1.2 million or $0.24 per diluted share, compared to a loss of $571,000 or $0.17 per diluted share for the same period in 2020.

Conference Call:

Bridgeline Digital, Inc. will hold a conference call today, August 16, 2021 at 4:30 p.m. Eastern Time to discuss these results. The Company's President and Chief Executive Officer, Ari Kahn and Chief Financial Officer, Mark G. Downey will host the call, followed by a question and answer period.

The details of the conference call and replay are as follows:

What:	Bridgeline Digital Third Quarter 2021 Earnings Call
When:	Monday, August 16, 2021
Time:	4:30 p.m. ET
Live Call:	(877) 837-3910, domestic
(973) 796-5077, international
Replay:	(855) 859-2056
(404) 537-3406
Conference ID:	1438499

Please call the conference telephone number 5 – 10 minutes prior to the start time. An operator will register your name and organization.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income/(loss), non-GAAP adjusted earnings/(loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income/(loss) and non-GAAP adjusted earnings/(loss) per diluted share are calculated as net income/(loss) or net income/(loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, non-cash stock-based compensation, goodwill impairment charges, restructuring and acquisition-related costs, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization, non-cash stock-based compensation charges, goodwill impairment charges, restructuring and acquisition-related costs, changes in fair value of derivative liabilities and warrant expense, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income/(loss) and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income/(loss) and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These statements appear in a number of places in this press release and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the COVID – 19 pandemic and related public health measures that may affect our financial results; business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability, our liability for any unauthorized access to our data or our users’ content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do no control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital

Bridgeline helps companies grow online revenues by increasing their traffic, conversion rate, and average order value with its Unbound platform and suite of apps.  To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Company Contact

Bridgeline Digital, Inc.

Mark G. Downey

Chief Financial Officer

(631) 203-6820

mdowney@bridgeline.com

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2021	2020	2021	2020
Reconciliation of GAAP net income/(loss) to non-GAAP adjusted net income/(loss):
GAAP net loss applicable to common shareholders	$(3,609)	$(1,701)	$(5,327)	$(3,162)
Amortization of intangible assets	285	208	726	678
Stock-based compensation	43	53	133	133
Restructuring and acquisition-related charges	568	1	862	373
Convertible Preferred stock dividends		-	-	2,420
Non-GAAP adjusted net income/(loss)	$(2,713)	$(1,439)	$(3,606)	$442

Reconciliation of GAAP net earnings/(loss) per diluted share to non-GAAP adjusted net earnings/(loss) per diluted share:
GAAP net income/(loss)	$(0.61)	$(0.44)	$(1.04)	$(0.97)
Amortization of intangible assets	0.05	0.05	0.14	0.21
Stock-based compensation	0.01	0.01	0.03	0.04
Restructuring and acquisition-related charges	0.10	0.00	0.17	0.11
Convertible Preferred stock dividends	-	-	-	0.74
Non-GAAP adjusted net earnings/(loss) per diluted share	$(0.46)	$(0.37)	$(0.70)	$0.14

Reconciliation of GAAP net income/(loss) to Adjusted EBITDA:
GAAP net income/(loss)	$(3,609)	$(1,701)	$(5,327)	$(742)
Provision for income tax	(1,176)	6	(1,175)	9
Interest and other expense, net	9	2	7	3
Government grant income	-	-	(88)	-
Change in fair value of warrants	4,161	1,843	6,020	(1,078)
Amortization of intangible assets	285	208	726	678
Depreciation	14	12	38	40
Restructuring and acquisition-related charges	568	1	862	373
Other amortization	7	4	13	13
Stock-based compensation	43	53	133	133
Adjusted EBITDA	$302	$428	$1,209	$(571)

Reconciliation of GAAP net earnings/(loss) per diluted share to Adjusted EBITDA per diluted share:
GAAP net income/(loss)	$(0.61)	$(0.44)	$(1.04)	$(0.23)
Provision for income tax	(0.20)	0.00	(0.23)	0.00
Interest and other expense, net	0.00	0.00	0.00	0.00
Government grant income	-	-	(0.02)	-
Change in fair value of warrants	0.70	0.48	1.18	(0.33)
Amortization of intangible assets	0.05	0.05	0.14	0.21
Depreciation	0.00	0.00	0.01	0.01
Restructuring and acquisition-related charges	0.10	0.00	0.17	0.11
Other amortization	0.00	0.00	0.00	0.00
Stock-based compensation	0.01	0.01	0.03	0.04
Adjusted EBITDA per diluted share	$0.05	$0.11	$0.24	$(0.17)

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	June 30	September 30
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$4,768	$861
Accounts receivable, net	1,325	665
Prepaid expenses	389	268
Other current assets	600	111
Total current assets	7,082	1,905
Property and equipment, net	248	238
Operating lease assets	533	294
Intangible assets, net	8,159	2,617
Goodwill	15,961	5,557
Other assets	80	49
Total assets	$32,063	$10,660

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$755	$-
Current portion of operating lease liabilities	176	96
Accounts payable	2,169	1,311
Accrued liabilities	754	599
Purchase price and contingent consideration payable	6,187	-
Paycheck Protection Program liability	-	88
Deferred revenues	2,796	1,511
Total current liabilities	12,837	3,605
Long-term debt, net of current portion	1,288	-
Operating lease liabilities, net of current portion	356	198
Warrant liabilities	8,823	2,486
Other long-term liabilities	425	15
Total liabilities	23,729	6,304

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
Series A Convertible Preferred stock: 264,000 shares authorized; no shares outstanding at June 30, 2021 and September 30, 2020	-	-
Series C Convertible Preferred stock: 11,000 shares authorized; 350 shares issued and outstanding at June 30, 2021 and September 30, 2020	-	-
Series D Convertible Preferred Stock: 4,200 shares authorized; 4200 shares issued and oustanding at June 30, 2021 and no shares outstanding at September 30, 2020 (liquidation preference of $4,200 at June 30, 2021)	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 6,801,243 shares at June 30, 2021 and 4,420,170 shares at September 30, 2020, issued and outstanding	7	4
Additional paid-in-capital	87,663	78,316
Accumulated deficit	(78,910)	(73,583)
Accumulated other comprehensive loss	(426)	(381)
Total stockholders' equity	8,334	4,356
Total liabilities and stockholders' equity	$32,063	$10,660

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue:
Digital engagement services	$821	$713	$2,543	$2,708
Subscription and licenses	2,624	1,919	6,612	5,494
Total revenue	3,445	2,632	9,155	8,202

Cost of revenue:
Digital engagement services	449	395	1,297	1,432
Subscription and licenses	744	684	1,919	2,190
Total cost of revenues	1,193	1,079	3,216	3,622
Gross profit	2,252	1,553	5,939	4,580

Operating expenses:
Sales and marketing	760	312	1,729	2,130
General and administrative	608	464	1,681	1,936
Research and development	625	402	1,453	1,218
Depreciation and amortization	306	224	777	731
Restructuring and acquisition-related expenses	568	1	862	373
Total operating expenses	2,867	1,403	6,502	6,388
Income (loss) from operations	(615)	150	(563)	(1,808)
Interest expense and other, net	(9)	(2)	(7)	(3)
Government grant income	-	-	88	-
Change in fair value of warrant liabilities	(4,161)	(1,843)	(6,020)	1,078
Loss before income taxes	(4,785)	(1,695)	(6,502)	(733)
Provision for (benefit from) income taxes	(1,176)	6	(1,175)	9
Net loss	$(3,609)	$(1,701)	$(5,327)	$(742)
Dividends on convertible preferred stock	-	-	-	(106)
Deemed dividend on amendment of Series A convertible preferred stock	-	-	-	(2,314)
Net loss applicable to common shareholders	$(3,609)	$(1,701)	$(5,327)	$(3,162)
Net loss per share attributable to common shareholders:
Basic	$(0.61)	$(0.44)	$(1.04)	$(0.97)
Diluted	$(0.61)	$(0.44)	$(1.04)	$(0.97)
Number of weighted average shares outstanding:
Basic	5,939,021	3,876,677	5,117,586	3,264,734
Diluted	5,939,021	3,876,677	5,117,586	3,264,734